Unaudited Pro Forma Consolidated Statement of Income

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 presents operating results of Scottish Re Group Limited (Scottish Re) as if the acquisition of ERC Life Reinsurance Corporation (ERC Life) had occurred on January 1, 2003. Pro forma adjustments are based on available information and certain assumptions that management of Scottish Re believes are reasonable. The unaudited pro forma consolidated financial information should be read in conjunction with other financial information incorporated by reference in this Form 8K/A. The unaudited pro forma consolidated financial information is not intended to be indicative of the consolidated results of operations that would have been reported if the acquisition had occurred at January 1, 2003 or of the consolidated results of future operations.

                                                                                            Year Ended December 31, 2003
                                                               Scottish Re         ERC Life        Adjustments        Pro Forma
                                                                                                                      Combined
                                                             ------------------------------------------------------------------

Premiums earned                                                $384,520           $182,749                           $567,269
Investment income,net                                           147,697             37,806          (17,151) (1)      168,352
Realized gains (losses)                                          (4,448)             1,644            7,045  (2)        4,241
Change in value of embedded derivatives                          13,903                -                               13,903
Fee income                                                        7,823              6,632                             14,455
                                                             ------------------------------------------------------------------
                                                                549,495            228,831          (10,106) (3)      768,220
                                                             ------------------------------------------------------------------

Claims and other policy benefits                                271,468            153,861                            425,329
Interest credited to interest sensitive contract liabilitues     89,180                -                               89,180
Acquisition costs and other insurance expenses, net             114,509             37,636          (10,264) (3)      141,881
Operating expenses
                                                                 30,922              8,470                             39,392
Interest expense                                                  7,557                -                                7,557
                                                             ------------------------------------------------------------------
                                                                513,636            199,967          (10,264) (3)      703,339
                                                             ------------------------------------------------------------------

Income before income taxes and minority interest                 35,859             28,864              158            64,881
Taxes                                                            11,746             (7,977)              56  (4)        3,825

                                                             ------------------------------------------------------------------
Income before minority interest                                  47,605             20,887              214            68,706

Minority interest                                                                                    (1,055) (5)       (1,055)
                                                             ------------------------------------------------------------------
Income from continuing operations before cumulative
effect of change in accounting principle                       $ 47,605           $ 20,887         $   (841)         $ 67,651
                                                             ==================================================================

Earnings per share from continuing operations before
cumulative effect of change in accounting principles
         Basic                                                 $   1.55                                              $  2.21
         Diluted                                               $   1.48                                              $  2.10

Weighted average shares outstanding

        Basic                                                30,652,719                                           30,652,719
        Diluted                                              32,228,001                                           32,228,001


(1) Prior to the acquisition of ERC Life by Scottish Re, ERC Life made certain dividend payments. The estimated investment income adjustment has been calculated to eliminate investment income assumed to have been earned on funds used to pay these dividends and is based on a yield of 5.3%.
(2) The adjustment to realized gains(losses) is in respect of gains arising on investments sold to fund the dividends described in Note 1.
(3) Acquisition costs and other insurance expenses include the amortization of deferred acquisition costs. Under purchase accounting the total purchase is allocated to the acquired assets and liabilities based on their fair values. Deferred acquisition costs of ERC Life have no fair value and therefore there will be no amortization subsequent to the acquisition.
(4) This adjustment is the tax effect of the items discussed in Notes 1, 2 and 3 at an effective tax rate of 35%.
(5) Scottish Re acquired 95% of ERC Life. This adjustment is the minority interest of 5%.